Exhibit 15


             [Letterhead of Marden, Harrison & Kreuter, CPAs, P.C.]


INDEPENDENT ACCOUNTANTS' REVIEW REPORT


To the Board of Directors and Stockholder
Momentum Holdings Corporation
36 West 25th Street
New York, New York 10010

We have reviewed the accompanying condensed consolidated balance sheet of Momentum Holdings Corporation as of September 30, 2001 and the related condensed consolidated statements of operations for the three and nine month periods ended September 30, 2001 and 2000, shareholders' equity (deficiency) and cash flows for the nine month periods ended September 30, 2001 and 2000. These condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the condensed consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Momentum Holdings Corporation as of December 31, 2000, presented herein, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended not presented herein; and in our report dated March 23, 2001, we expressed an unqualified opinion on those financial statements.


Marden, Harrison & Kreuter
Certified Public Accountants, P.C.


/s/ Marden, Harrison & Kreuter


White Plains, New York
October 29, 2001